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December 26, 1994                                                  Exhibit 10-21


Bertram T. Martin, Jr.
2805 Parkland Boulevard
Tampa, FL 33629

         Re:     Restricted Stock Option Agreement

Dear Bert:

         This letter confirms your agreement to amend in the manner described in this letter the Restricted Stock Option Agreement dated June 14, 1993 (the "Option Agreement"), pursuant to which Pharmacy Management Services, Inc. (the "Company") granted to you nonqualified options to purchase up to 130,000 shares of the Company's common stock. You are agreeing to amend the Option Agreement in connection with the execution of the Agreement and Plan of Merger dated December 26, 1994, among the Company, Beverly Enterprises, Inc. and Beverly Acquisition Corporation (the "Acquisition Agreement"). Accordingly, the amendments are contingent on the execution of the Acquisition Agreement by all the parties to it and the closing of the merger contemplated by the Acquisition Agreement. If the Acquisition Agreement is terminated for any reason, or if that merger does not occur before June 30, 1995, the amendments to the Option Agreement set forth in this letter will be void and of no effect.

         Subject to the foregoing, you and the Company agree that, as of the "Effective Time" (as defined in the Acquisition Agreement), the Option Agreement will be amended as follows:

         1. The definition of "Control Value" in section 1.2 of the Option Agreement is deleted in its entirety:

         2. The definition of "Expiration Date" in section 1.2 of the Option Agreement is amended to delete clause (d) and to revise clause (b) entirely to read:

                 (b) the 90th day after you cease to be an Employee (other than as a result of your death or disability or a termination of your employment within 60 days after a Change in Control):

         3. The first two sentences of section 3.4 are amended entirely to read as follows:

         Except as otherwise provided below, you may exercise the Stock Option only if you have continuously been an Employee of the Company (or any successor in interest) during the period beginning on the Date of Grant and ending on the 90th day before the Exercise Date of the Stock Option. If your employment with the


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Bertram T. Martin, Jr.
December 26, 1994
Page 2

         Company or a Subsidiary (or any successor in interest to the Company or a Subsidiary) is terminated (voluntarily or involuntarily) at a time when the Stock Option is exercisable, you may exercise the Stock Option within 90 days following the effective date of termination, unless the termination occurs within 60 days after a Change in Control, in which case you may exercise the Stock Option as follows:

          Period of time following                        No. of days option
             Change in Control                            remains exercisable
         --------------------------                       -------------------
              first 30 days                                    150 days
              31-60 days                                       120 days
              61 days or more                                   90 days

: and

         4. Section 3.10 of the Option Agreement is amended in its entirety as follows:

         3.10 Change in Control. If a Change in Control occurs or if a merger, consolidation, or other reorganization occurs in which the Company is the surviving corporation, the Stock Option will continue to be exercisable, and you will be entitled to receive (upon exercise of the Stock Option) the Option Shares or any cash, securities, or other property into which the Shares were converted as a result of the merger, consolidation, or reorganization.

         Please acknowledge your agreement to amend the Option Agreement in the foregoing manner by signing and dating this letter and returning it to me. Please retain a copy of the executed letter for your records.

                                         Very truly yours,

                                         PHARMACY MANAGEMENT SERVICES, INC.

                                         By: /s/ Cecil S. Harrell
                                             ----------------------------
                                                 Cecil S. Harrell
                                             Chief Executive Officer and
                                               Chairman of the Board

Accepted and agreed on
December 26, 1994


By: /s/ Bertram T. Martin, Jr.
    --------------------------
        Bertram T. Martin, Jr.


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